                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-37102
                    5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9



                           NEXTEL COMMUNICATIONS, INC.

                 PROSPECTUS SUPPLEMENT DATED NOVEMBER 2, 2000
                      TO PROSPECTUS DATED JUNE 16, 2000

           The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:



                                                              Convertible Notes                  Common Stock
                                                        -----------------------------      -------------------------
                                                         Principal        Principal
                                                         Amount of        Amount of        Number of       Number of
                                                        Convertible      Convertible        Shares          Shares
          Name of Selling Security Holder               Notes Owned     Notes Offered       Owned          Offered
          -------------------------------               -----------     -------------      --------       ----------
Lydian Overseas Partners Master Fund                    41,500,000      41,500,000            -0-             -0-
Merrill, Lynch, International Limited (1)               10,000,000      10,000,000            -0-             -0-
Merrill, Lynch, Pierce, Fenner and Smith, Inc. (1)       6,000,000       6,000,000           1,087            -0-

(1) These entities and/or their affiliates have provided, and may from time to time provide, investment banking services to Nextel, including, among other things, acting as lead ond/or co-manager with respect to offerings of debt and equity securities.